UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 25, 2023

EVERTEC, Inc.
(Name of Registrant as Specified In Its Charter)

Puerto Rico		66-0783622
(State or other jurisdiction of incorporation or organization)		(I.R.S. employer identification number)

Cupey Center Building,	Road 176, Kilometer 1.3,
San Juan,	Puerto Rico	00926
(Address of principal executive offices)		(Zip Code)
(787) 759-9999
(Registrant’s telephone number, including area code)
Not applicable
(Former name, former address and former fiscal year, if changed since last report)
COMMISSION FILE NUMBER 001-35872

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EVTC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information set forth in Item 5.03 below is incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2023, EVERTEC, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). At the 2023 Annual Meeting, the Company’s stockholders approved the Company’s Third Amended and Restated Certificate of Incorporation (as amended, the “Amended Certificate of Incorporation”), which, among other things, eliminated the requirement that the Company’s Board of Directors (the “Board”) be fixed at nine directors. On May 25, 2023, the Board increased its size from nine to ten members and appointed Virginia Gambale, effective immediately with a term expiring at the annual meeting of stockholders to be held in 2024 and until her successor is duly elected and qualified. In addition to serving on the Board, Ms. Gambale was also appointed to serve on the Audit Committee and Information Technology Committee of the Board.

Ms. Gambale, age 63, founded and has served since 2003 as Managing Partner of Azimuth Partners, Inc., a strategic advisory firm that develops growth, innovation and transformation strategies and planning for technology companies. Prior to founding Azimuth in 2003, she worked at Deutsche Bank, where she was a General Partner & Managing Director of ABS Ventures, responsible for the management of the Tech Venture group and head of Deutsche Bank Strategic Ventures. Before Deutsche Bank, Ms. Gambale was the Chief Information Officer, Managing Director and Partner at Bankers Trust Alex Brown, and she also served as Chief Information Officer for Global Investment Banking at Merrill Lynch. Ms. Gambale currently serves as a director for JAMF Software, Nutanix, Virtu Financial, and First Derivatives. Ms. Gambale holds a bachelor’s degree in Math, Computer and Business from the New York Institute of Technology.

In connection with her appointment to the Board, the Board determined that Ms. Gambale is independent under the independence standards of the New York Stock Exchange. As a non-employee director of the Company, Ms. Gambale will participate in the compensation program for non-employee directors as described under the heading “Director Compensation” in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on April 13, 2023 (the “Proxy Statement”). Pursuant to the Company’s Director Compensation Policy, Ms. Gambale, as a non-employee director, is eligible to receive the standard Board retainer of $82,500 paid in cash and $132,500 paid in equity as well as the standard committee retainer of $12,500 and $5,000 for the Audit Committee and Information Technology Committee, respectively.

In connection with Ms. Gambale’s appointment, Ms. Gambale has entered into the Company’s standard form of indemnification agreement for directors and officers.

There are no transactions in which Ms. Gambale has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 25, 2023, the Company held its 2023 Annual Meeting. At the 2023 Annual Meeting, the Company’s stockholders approved the Amended Certificate of Incorporation. As further disclosed in the Company’s Proxy Statement, the Amended Certificate of Incorporation eliminates the requirement that the Board be fixed at nine directors and deletes certain obsolete provisions and references relating to the stockholder agreement, dated April 17, 2012 (the “Stockholder Agreement”), by and among the Company and the stockholders party thereto, which terminated on July 1, 2022.

On May 25, 2023, in connection with the adoption of the Amended Certificate of Incorporation, the Board also adopted amendments to the Company’s amended and restated bylaws (as amended, the “Amended and Restated Bylaws”), which became effective the same day. Among other things, the amendments effected by the Amended and Restated Bylaws:

•provide that the Board shall consist of one or more member as shall be determined by resolution of the Board and any newly created directorships, including those resulting from an increase in the number of directors, will be filled by the Board;

•delete obsolete provisions and references to the Stockholder Agreement;

•provide that directors may be removed with or with cause and clarify procedures for director and officer resignations;

•make certain clarifying changes to procedures for meetings of the Board;

•address the universal proxy rules adopted by the SEC, by clarifying that no person may solicit proxies in support of a director nominee other than the Board’s nominees unless such person has complied with Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including applicable notice and solicitation requirements;

•enhance notice and disclosure requirements in connection with requesting a special meeting, including, without limitation, providing that:

•a stockholder may make a demand to call a special meeting only after first submitting a request that the Board fix a record date for the purpose of determining the stockholders entitled to demand that the Company call a special meeting (a “Demand Record Date”), which must be accompanied by, among other things, certain information and disclosures regarding such requesting person and a description of each item of business proposed to be brought before the special meeting;

•if a Demand Record Date is established, holders of the requisite voting power must deliver, by no later than sixty (60) days following the Demand Record Date, a further written demand to call such special meeting, which demand must be accompanied by certain information and disclosures;

•requiring that information previously provided to the Company in connection with such request or demand be updated so that it is accurate as of the stockholder meeting record date and as of ten (10) business days prior to the stockholder meeting; and

•clarifying the Board’s authority to reasonably request additional information from any proposing stockholders and director nominees;

•enhance procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and submissions of proposals regarding other business at stockholder meetings (other than proposals to be included in the Company’s proxy materials pursuant to Rule 14a-8 under Exchange Act), including, without limitation, by requiring additional background information and disclosures regarding proposing stockholders, proposed director nominees and business, and other persons related to a stockholder’s solicitation of proxies; and

•require that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white.

The Amended and Restated Bylaws also incorporate certain technical, modernizing, clarifying and conforming changes.

The foregoing descriptions of the Amended Certificate of Incorporation and the Amended and Restated Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Certificate of Incorporation and the Amended and Restated Bylaws, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively. A marked copy of the Amended and Restated Bylaws showing the changes from the previous bylaws of the Company that were previously in effect is filed herewith as Exhibit 3.3.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s stockholders voted on and approved four proposals presented at the 2023 Annual Meeting, each of which is described in more detail in the Company’s Proxy Statement.

At the close of business on March 27, 2023, the record date for the determination of stockholders entitled to vote at the 2023 Annual Meeting, there were 65,078,462 shares of the Company’s common stock, $0.01 par value per share, each share being entitled to one vote, constituting all of the outstanding voting securities of the Company.

Present at the 2023 Annual Meeting in person or by proxy were the holders of 60,873,463 shares of the Company’s common stock, constituting a quorum. The final voting results were as follows:

Proposal 1: Election of directors.

Name	For	Against	Abstain	Broker Non-Votes
Frank G. D’Angelo	58,593,001	575,109	10,755	1,694,598
Morgan M. Schuessler, Jr.	59,071,327	96,894	10,644	1,694,598
Kelly Barrett	58,846,984	256,694	75,187	1,694,598
Olga Botero	59,008,554	133,435	36,876	1,694,598
Jorge A. Junquera	58,027,800	1,104,181	46,884	1,694,598
Iván Pagán	59,014,729	132,030	32,106	1,694,598
Aldo J. Polak	58,529,480	616,539	32,846	1,694,598
Alan H. Schumacher	58,059,927	1,072,054	46,884	1,694,598
Brian J. Smith	54,612,324	4,533,799	32,742	1,694,598

Proposal 2: Advisory vote on executive compensation.

For	Against	Abstain	Broker Non-Votes
58,299,647	819,186	60,032	1,694,598

Proposal 3: Ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

For	Against	Abstain
60,289,869	576,681	6,913

Proposal 4: Approval of Third Amended and Restated Certificate of Incorporation, which eliminates the requirement that the Board be fixed at nine directors, and deletes certain obsolete provisions and references relating to the Stockholder Agreement, which terminated on July 1, 2022.

For	Against	Abstain
60,797,868	45,368	30,227

Based on the foregoing votes, each of Frank G. D’Angelo, Morgan M. Schuessler, Jr., Kelly Barrett, Olga Botero, Jorge A. Junquera, Iván Pagán, Aldo J. Polak, Alan H. Schumacher, and Brian J. Smith were elected as directors, and Proposals 2, 3 and 4 were approved.

Item 7.01 Regulation FD Disclosure.
On June 1, 2023, the Company issued a press release announcing the appointment of Virginia Gambale as a director to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.

Number	Exhibit
3.1	Third Amended and Restated Certificate of Incorporation, dated as of May 25, 2023
3.2	Amended and Restated Bylaws of EVERTEC, Inc., dated as of May 25, 2023
3.3	Amended and Restated Bylaws of EVERTEC, Inc., dated as of May 25, 2023 (marked to show changes against prior version)
99.1	Press Release re: EVERTEC, Inc. appoints new director
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, Inc.
(Registrant)

Date: June 1, 2023	By:	/s/ Luis A. Rodríguez
Luis A. Rodríguez
Executive Vice President, Chief Legal and Administrative Officer, and Secretary of the Board of Directors